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                                                                    Exhibit 10.1

                            ACT MANUFACTURING, INC.


                                                                  June, 1996






The First National Bank of Boston
Mechanic's Bank Tower
Front Street - Floor 20
Worcester, Massachusetts 01698
     Attention:  Mr. George Mandt
                 Director


     Re:  Request For Waiver

Dear Sir:

     Reference is made to the Amended and Restated Loan and Security Agreement effective April 6, 1995, as amended (the "Loan Agreement"), between the undersigned (the "Borrower") on the one hand and you, as the "Agent" (in such capacity, so referred to herein) for the ratable benefit of the "Lenders" being you, State Street Bank and Trust Company, and Citizens Bank of Massachusetts, N.A.

     The Borrower hereby requests that the Agent waive the Borrower's compliance with Section 9-11 of the Loan Agreement insofar as said Section prohibits the ratio of the Borrower's Total Debt to Net Worth, as of June 30, 1996, to exceed that permitted, for that date, pursuant to the Loan Agreement.

     As an inducement for the Lenders to instruct the Agent to waive such compliance, the Borrower hereby represents that, but for the Borrower's breach of that covenant as of said date, no event has occurred which is or which, but for the giving of notice or the expiry of any applicable grace period, would be, an Event of Default within the meaning of the Loan Agreement.

                                                    Very truly yours,
                                                    ACT MANUFACTURING, INC.

                                                    By /s/ Daniel Modelane
                                                      ----------------------

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                        Lenders' Instructions to Agent

     In reliance upon the Borrower's representations, above, the Lenders hereby instruct the Agent to provide the above waiver requested by the Borrower.

                                 The "Lenders"

THE FIRST NATIONAL BANK OF BOSTON                STATE STREET BANK AND
                                                  TRUST COMPANY

By /s/ George Mandt                         By   /s/ F. Andrew Beise
  --------------------------------            --------------------------------
Its   Vice President                        Its   Vice President
   -------------------------------             -------------------------------

CITIZENS BANK OF MASSACHUSETTS

By /s/ Kathryn Bacastow
  ---------------------------------
Its Senior  Vice President
   --------------------------------


                                 Agent's Waiver

     The First National Bank, as Agent, in accordance with the foregoing instructions from the Lenders, hereby waives the Borrower's compliance with
Section 9-11 of the Loan Agreement insofar as said Section prohibits the ratio of the Borrower's Total Debt to Net Worth, as of June 30, 1996, to exceed that permitted, for that date, by the Loan Agreement.

                                              THE FIRST NATIONAL BANK OF
                                              BOSTON, Agent

                                              By  /s/ George Mandt
                                                -----------------------------